Application for an Annuity Contract
                               [ ] The Prudential Insurance Company of America
                               [ ] Pruco Life Insurance Company, a subsidiary of
                                   The Prudential Insurance Company of America
                               Corporate Offices, Newark, New Jersey


[ ] Qualified   [ ] Non-Qualified       Policy number _____________
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1.   Proposed Annuitant (Owner, unless otherwise indicated in #3)   Sex
     Name -- first, initial, last (Print)                           M   F
                                                                   [ ] [ ]
     ______________________________________________________________________

     Date of Birth            Age            Social Security No.
     Mo.   Day  Yr.
     _____________            ____           ___________________

     Address No.   Street         City    State       Zip     State of Residence

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2.   Proposed Co-annuitant (if any) (Do not complete if applying for a tax-
     qualified plan other than a Prudential Income Annuity)
     Name -- first, initial, last (Print)            Sex        Date of Birth
                                                    M   F       Mo.  Day  Yr.
     _______________________________________       [ ] [ ]      _____________

     Age      Social Security No.      Relationship to
     _____    ___________________      person named in 1.  _____________________


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3.   Contract Owner (if other than Proposed Annuitant)(Do not complete if applying for an IRA, SEP or TDA contract)
     Name -- first, initial, last (Print)    Date of Birth     Social Security
                                              Mo.  Day  Yr.    or Tax ID no.
     _____________________________________   _____________     _________________

     Relationship to the Annuitant _____________________________________________
     Address No.     Street                 City           State        Zip
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4.   Beneficiary: (Give name, age and relationship to person named in 1.)(Do not complete if  applying for a Pension/Profit Sharing Plan. The beneficiary for a contract owned by a trustee or an employer is the owner.)
     a.  Primary (Class 1):
     ---------------------------------------------------------------------------
     b.  Contingent (Class 2) if any:
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5.   Kind of Annuity (If a Variable contract is applied for, complete suitability form.)
     a. Fixed Annuities: [ ] Prudential Income Annuity (PIA)
        [ ] Fixed Interest Plan [ ] Discovery ___ year(s) guarantee
        [ ] ________________________
     b. Variable Annuities: [ ]  Discovery Plus   [ ]  Variable Investment Plan
        [ ] __________________
     c. Future Value Annuity [ ] 2 Yr. [ ] 3 Yr. [ ] 4 Yr. [ ] 5 Yr.
                             [ ] 6 Yr. [ ] 7 Yr. [ ] 8 Yr. [ ] 9 Yr.  [ ] 10 Yr.
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6.   Purchase Payments   Amount paid with application: $______________
     [ ]  None (check 'None' on Section 457 Plans)
     Mode of Purchase Payment:  [ ] Ann. [ ] Semi-Ann. [ ] Quar. [ ] Pay. Budg.
                                [ ] Pru-Matic  [ ] Gov't. Allot.
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7.   Source of Funds (NOTE: Contract minimums must be met.)
     IRA: Is any part of this purchase payment an IRA rollover? [ ] Yes [ ] No Amount of Rollover: $_____________
     Regular Contribution:  $_________ Year ________  $________ Year ________
     Will the Purchase Payment be transferred from another financial
     institution?       [ ] Yes   [ ] No
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8.   Complete this Section only if a Qualified Plan or Program is being applied for (Check One) Type:
     [ ] IRA -- Individual Retirement Annuity

     [ ] SEP (Plan Name) _____________________________________________

     [ ] Pension/Profit Sharing (Plan Name) __________________________

     [ ] Section 457 (Plan Name) _____________________________________

     [ ] TDA -- Public School Employees - 403(b) _____________________

     [ ] TDA -- Non-Profit Organization 501(c)(3)_____________________
         For TDA Billing:
         Employer Name _______________________________________________
         Employer Address ____________________________________________
         _____________________________________________________________
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Complete 9 for Prudential Income Annuity Only
9a.  Kind of Payment Option ____________________________________________________
     Frequency of annuity payment         Amount of each annuity payment
     [ ] Mo. [ ] Quar. [ ] Semi-Ann.      $_____________________________
     [ ] Ann.

     Date of first annuity payment _______________________________
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     b. Annuity payments payable to: Name __________________________________
        No.    Street                 City             State           Zip
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Note: The Prudential Income Annuity contract will take effect on the date the purchase payment is received in the Home Office, even if the Annuitant or Co-Annuitant died after that date but before the contract is issued.
Proof of the date of birth of each proposed Annuitant, such as birth certificate, baptismal record, etc. must be submitted with the application whenever a life annuity option is selected.
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ORD 87348-92 Litho in U.S.A.

[ILLEGIBLE]                                                        Yes    No
person named in 1 or 2?  (If yes, for each such contract give the  [ ]    [ ]
person's name, name of company, plan, amount and contract numbers.)


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11.   Special Requests










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OWNERSHIP: The owner of the contract will be as required by the applicable retirement plan. If there is no such plan, the owner will be (1) the applicant if other than the proposed Annuitant, or else (2) the proposed Annuitant. In either case, any limitations required by the retirement plan or program will be part of the contract. It is understood that the purchase payment becomes the absolute property of the Company.


________________________________________     ___________________________________
Signature of Proposed Co-Annuitant           Signature of Proposed Annuitant

Dated at ________________ on _____________, 19___________
         City/State



_________________________________________________________
Signature of Applicant (if other than proposed Annuitant)
(If owner is a firm or corporation, show that company's name)

By ______________________________________________________
(Signature and title of officer signing for that Company)

Witness _________________________________________________
(Licensed Writing Representative must witness where required by law.)



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ORD 87348-92